UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2016
________________________
EMC CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-9853	04-2680009
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

176 South Street Hopkinton, Massachusetts (Address of principal executive offices)		01748 (Zip Code)
Registrant's telephone number, including area code: (508) 435-1000

N/A
(Former Name or Former Address, if changed since last report)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

EMC Corporation’s Annual Meeting of Shareholders was held on May 12, 2016. There was no solicitation in opposition to management’s nominees as listed in EMC’s proxy statement, and all such nominees were elected directors for a one-year term. The shareholders ratified the selection by the Audit Committee of PricewaterhouseCoopers LLP as EMC’s independent auditors for the fiscal year ending December 31, 2016 and provided advisory approval of EMC’s executive compensation. The results of the votes for each of these proposals were as follows:

1.	Election of Directors:

	For	Against	Abstain	Broker Non-Votes
Donald J. Carty	1,398,719,038	21,198,136	2,494,230	216,103,795
Randolph L. Cowen	1,396,929,338	23,229,489	2,252,577	216,103,795
James S. DiStasio	1,406,500,061	13,515,974	2,395,369	216,103,795
John R. Egan	1,366,337,497	53,969,275	2,104,632	216,103,795
William D. Green	1,396,684,043	23,444,217	2,283,144	216,103,795
Jami Miscik	1,401,345,440	18,846,743	2,219,221	216,103,795
Paul Sagan	1,397,254,661	22,942,502	2,214,241	216,103,795
Laura J. Sen	1,409,267,417	11,042,366	2,101,621	216,103,795
Joseph M. Tucci	1,332,713,592	81,875,322	7,822,490	216,103,795

2.	Ratification of the selection by the Audit Committee of PricewaterhouseCoopers LLP as EMC’s independent auditors for the fiscal year ending December 31, 2016:

For:	1,614,379,578
Against:	20,966,174
Abstain:	3,169,447
Broker Non-Votes:	—

3.	Advisory approval of EMC’s executive compensation:

For:	1,326,820,588
Against:	87,388,705
Abstain:	8,202,111
Broker Non-Votes:	216,103,795

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC CORPORATION

By:	/s/ Paul T. Dacier
Paul T. Dacier
Executive Vice President and General Counsel

Date:    May 16, 2016